UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2010 (June 8, 2010)

DOCUMENT CAPTURE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0133251
(State or other jurisdiction of	(I.R.S.Employer
incorporation or organization)	Identification Number)

1798 Technology Drive
Suite 178
San Jose, California 95110
 (Address of principal executive offices, Zip code)

408-436-9888 ext. 207
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 8, 2010, the Company’s board of directors unanimously voted to appoint Roseann Larson to fill the vacancy on the board of directors created by Mr. William Hawkins’ resignation effective June 8, 2010.  Additionally, the board of directors appointed Ms. Larson as the Chairperson of the Audit Committee. Mr. Hawkins resignation from the Company’s board of directors was not due to any disagreement as to the Company’s operational practices or policies.  Mr. Hawkins remains the Company’s President and Secretary.  In connection with Ms. Larson’s appointment she was granted 200,000 options to purchase shares of the Company’s common stock at an exercise price of $0.35 per share, subject to a three year vesting period.

Ms. Roseann Larson became a director and the Chairperson of the Audit Committee of the Company on June 8, 2010.   Ms. Larson has held various positions with Estee Lauder Companies Inc. (NYSE - EL) from 1989 through the present.  Since October 2009, Ms. Larson has been the Vice President and Program Manager, EMEA (Europe, Middle East and Africa) for Estee Lauder the function of which is to centralize, standardize, and streamline information systems across Estee Lauder’s global enterprise.  Prior thereto from October 2003 to October 2009, Ms. Larson was the Vice President, Global IT Risk Management and Compliance for Estee Lauder.  In this role Ms. Larson was responsible for instituting global, enterprise-wide IT risk management functions and providing ongoing consultative support for Sarbanes-Oxley (SOX), Payment Card Industry (PCI), and privacy compliance processes.  From 2002 to October 2003, Ms. Larson was the Executive Director, Systems Analysis for Estee Lauder.  In this position Ms. Larson was chosen by Estee Lauder’s CIO to provide strategic and tactical leadership for a special project to improve a critical employee incentive program pursuant to which she combined systems analysis and business expertise to speed product delivery.  From 1997 to 2002, Ms. Larson was Executive Director, Smart Cards for Estee Lauder pursuant to which she led the implementation, analysis and management of the consumer Smart Card programs in France, Mexico, Denmark, UK, Canada, and Korea.   From 1993 to 1997, Ms. Larson was Director, Systems Architecture, Global Travel Retailing/Distribution where she was tasked with defining the business requirements for a newly centralized $450M Travel Retailing Division, which at the time was Estee lauder’s most profitable international business.  From 1989 through 1993, Ms. Larson was Manager, Internal Audit for Estee Lauder where among other things she conducted operational, IT, financial, and environmental audits and contributed to fraud investigations for all divisions worldwide.  From 1982 through 1989, Ms. Larson held various accounting and financial positions at Citicorp (NYSE: C).  From 1980 - 1982, Ms. Larson was an auditor with the accounting firm Ernst & Young.   Ms. Larson is a Certified Public Accountant and a member of the AICPA.  Ms. Larson earned a BBA in Accounting from Bernard Baruch College, New York, NY in 1980.

During each of the years ended December 31, 2009 and 2008, and from January 1, 2010 through the date hereof, the Company did not enter into any transactions with Ms. Larson or any related parties of which Ms. Larson is affiliated.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.	Exhibit Description

99.1	Press Release dated June 10, 2010 issued by Document Capture Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Document Capture Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Document Capture Technologies, Inc.

Date: June 10, 2010
/s/ David Clark
David Clark, Chief Executive Officer